UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant’s telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on May 6, 2011 at which directors were elected for the subsequent year and our selection of Grant Thornton LLP, registered public accountants, as auditors for the Company’s financial statements for the year ending December 31, 2011 was ratified. Of the 5,979,145 shares outstanding and entitled to vote at the meeting, 5,812,473 shares were present at the meeting, in person or by proxy.

The following table shows the voting results for each director elected at the meeting:

Nominee	For	Against	Abstain
Gerald M. Benstock	4,980,691	9,972	2,282
Michael Benstock	4,981,781	9,482	1,682
Alan D. Schwartz	4,842,994	140,269	9,682
Sidney Kirschner	4,953,591	29,464	9,890
Robin Hensley	4,960,278	29,264	3,403
Paul Mellini	4,371,399	609,041	12,505
Kenneth Hooten	4,968,003	12,436	12,505

The tabulation of votes for the election of directors resulted in 819,528 broker non-votes.

The following table shows the voting results for ratification of Grant Thornton LLP as auditors for 2011:

For	Against	Abstain
5,778,647	8,526	25,300

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 9, 2011